                                       STOCK TRANSFER AGREEMENT

This Stock Transfer Agreement ("Agreement") is entered into this 1st day of April, 2008 by and between Nexia Holdings, Inc., a Nevada corporation (“NEXIA”) and Diversified Holdings I, Inc. (“DHI”), with their offices located at 59 West 100 South, Second Floor, Salt Lake City, Utah 84101, and Green Endeavors Ltd. (“GEL”), a Delaware corporation

WHEREAS, GEL  desires to acquire 100% ownership of Newby Salons L.L.C. from NEXIA and 85% ownership of Landis Salons, Inc. from DHI in exchange for the issuance of a convertible debenture in the sum of Three Million dollars ($3,000,000); and

WHEREAS, NEXIA and DHI desire to transfer to GEL the ownership interests of Newby Salons LLC and Landis Salons, Inc. as set forth above, in exchange for the delivery to DHI of a convertible debenture in the amount of Three Million dollars ($3,000,000).

NOW, THEREFORE with the above being incorporated into and made a part hereof for the mutual consideration set out herein and, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.         Exchange.  The parties will exchange shares as follows:

A.     NEXIA  will transfer 100% ownership of Newby Salons L.L.C. to GEL and DHI will transfer 85,000 shares of the common stock of Landis Salons, Inc. to GEL on or before April 30, 2008 (the “Closing Date”) and each corporation will deliver to GEL the necessary shares with all the necessary paperwork to establish ownership in GEL of the Newby Salons L.L.C. membership and the Landis Salon, Inc. shares; and

B.      GEL will deliver to DHI the convertible debenture in the face amount of Three Million dollars ($3,000,000) as full compensation for the transfers by NEXIA and DHI.

2.         Termination.  This Agreement may be terminated at any time prior to the Closing Date:

A.         By GEL, DHI or NEXA:

(1)        If there shall be any actual or threatened action or proceeding by or before any court or any other governmental body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement and which, in the judgment of such Board of Directors made in good faith and based upon the advice of legal counsel, makes it inadvisable to proceed with the transactions contemplated by this Agreement; or

(2)        If the Closing shall have not occurred prior to April 30, 2008, or such later date as shall have been approved by parties hereto, other than for reasons set forth herein.

B.         By NEXIA or DHI:

(1)        If GEL shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of GEL contained herein shall be inaccurate in any material respect; or

C.         By GEL:

(1)                If NEXIA or DHI shall fail to comply in any material respect with any of their covenants or agreements contained in this Agreement or if any of the representations or warranties of NEXIA or DHI contained herein shall be inaccurate in any material respect;

(2)                If NEXIA, Newby Salons, L.L.C. or Landis Salons, Inc. file for bankruptcy protection prior to the closing hereof GEL may rescind this exchange.

In the event this Agreement is terminated pursuant to this Paragraph, this Agreement shall be of no further force or effect, no obligation, right, or liability shall arise hereunder, and each party shall bear its own costs as well as the legal, accounting, printing, and other costs incurred in connection with negotiation, preparation and execution of the Agreement and the transactions herein contemplated.

3.         Representations and Warranties of DHI.  DHI hereby represents and warrants that effective this date and the Closing Date, the following representations are true and correct:

A.         Authority.  DHI has the full power and authority to enter this Agreement and to carry out the transactions contemplated by this Agreement.

B.         No Conflict With Other Instruments.  The execution of this Agreement will not violate or breach any document, instrument, agreement, contract, or commitment material to the business of DHI to which DHI is separately or jointly a party and has been duly authorized by all appropriate and necessary action.

C.         Deliverance of Shares.  As of the Closing Date, the shares or ownership interest to be delivered to GEL are valid and legally issued shares or ownership interest of Landis Salons, Inc., fully paid and non-assessable and equivalent in all respects to all other issued and outstanding shares or ownership interest of Landis Salons, Inc.

D.         No Conflict with Other Instrument.  The execution of this agreement will not violate or breach any document, instrument, agreement, contract, or commitment material to Landis Salons, Inc. or DHI.

E.         Assets and Liabilities of Landis Salons, Inc..  As of the date of closing, Landis Salons, Inc. shall have no more than $                        in liabilities and $              of assets.

F.         Accounting and Financial Reporting.  All accounting and financial reporting and record keeping of Landis Salons, Inc. are kept in compliance with GAAP procedures and accounting requirements of the Securities and Exchange Commission, such that GEL will not be hindered in its efforts to file reports and information as required by SEC reporting requirements.  Financial statements through the end of the month immediately proceeding closing shall be provided to GEL at closing.

4.         Representations and Warranties of NEXIA.

NEXIA hereby represents and warrants that, effective this date and the Closing Date, the representations and warranties listed below are true and correct.

A.         Corporate Authority.  NEXIA has the full corporate power and authority to enter this Agreement and to carry out the transactions contemplated by this Agreement.  The Board of Directors of NEXIA has duly authorized the execution, delivery, and performance of this Agreement.

B.         No Conflict With Other Instruments.  The execution of this Agreement will not violate or breach any document, instrument, agreement, contract, or commitment material to the business of NEXIA to which NEXIA is a party and has been duly authorized by all appropriate and necessary action.

C.         No Conflict with Other Instrument.  The execution of this agreement will not violate or breach any document, instrument, agreement, contract, or commitment material to NEXIA.

5.         Closing.   The Closing as herein referred to shall occur upon such date as the parties hereto may mutually agree upon, but is expected to be on or before April 30, 2008.

6.         Conditions Precedent of NEXIA and DHI to Effect Closing.  All obligations of NEXIA or DHI under this Agreement are subject to fulfillment prior to or as of the Closing Date, as follows:

A.         The representations and warranties by or on behalf of GEL contained in this Agreement or in any certificate or documents delivered to NEXIA or DHI pursuant to the provisions hereof shall be true in all material respects as of the time of Closing as though such representations and warranties were made at and as of such time.

B.         GEL shall have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by GEL prior to or at the Closing.

C.            All instruments and documents delivered to NEXIA and DHI pursuant to the provisions hereof shall be reasonably satisfactory to NEXIA's legal counsel.

7.         Conditions Precedent of GEL to Effect Closing.  All obligations of GEL under this Agreement are subject to fulfillment prior to or as of the date of Closing, as follows:

A.         The representations and warranties by or on behalf of NEXIA and DHI contained in this Agreement or in any certificate or documents delivered to GEL pursuant to the provisions hereof shall be true in all material respects as of the time of Closing as though such representations and warranties were made at and as of such time.

B.         NEXIA and DHI shall have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

8.         Damages and Limit of Liability.  Each party shall be liable, for any material breach of the representations, warranties, and covenants contained herein which results in a failure to perform any obligation under this Agreement, only to the extent of the expenses incurred in connection with such breach or failure to perform Agreement.

9.         Nature and Survival of Representations and Warranties.  All representations, warranties and covenants made by any party in this Agreement shall survive the Closing hereunder.  All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties and covenants and agreements contained in this Agreement or at the Closing of the transactions herein provided for and not upon any investigation upon which it might have made or any representations, warranty, agreement, promise, or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

10.        Indemnification Procedures.  If any claim is made by a party which would give rise to a right of indemnification under this paragraph, the party seeking indemnification (Indemnified Party) will promptly cause notice thereof to be delivered to the party from whom indemnification is sought (Indemnifying Party).  The Indemnified Party will permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting from the claims.  Counsel for the Indemnifying Party which will conduct the defense must be approved by the Indemnified Party (whose approval will not be unreasonably withheld), and the Indemnified Party may participate in such defense at the expense of the Indemnified Party.  The Indemnifying Party will not in the defense of any such claim or litigation, consent to entry of any judgment or enter into any settlement without the written consent of the Indemnified Party (which consent will not be unreasonably withheld).  The Indemnified Party will not, in connection with any such claim or litigation, consent to entry of any judgment or enter into any settlement without the written consent of the Indemnifying Party (which consent will not be unreasonably withheld).  The Indemnified Party will cooperate fully with the Indemnifying Party and make available to the Indemnifying Party all pertinent information under its control relating to any such claim or litigation.  If the Indemnifying Party refuses or fails to conduct the defense as required in this Section, then the Indemnified Party may conduct such defense at the expense of the Indemnifying Party and the approval of the Indemnifying Party will not be required for any settlement or consent or entry of judgment.

11.        Default at Closing.  Notwithstanding the provisions hereof, if either party shall fail or refuse to deliver any of the Shares, or shall fail or refuse to consummate the transaction described in this Agreement prior to the Closing Date, such failure or refusal shall constitute a default by that party and the other party at its option and without prejudice to its rights against such defaulting party, may either (a) invoke any equitable remedies to enforce performance hereunder including, without limitation, an action or suit for specific performance, or (b) terminate all of its obligations hereunder with respect to the defaulting party.

12.        Costs and Expenses.  NEXIA, DHI and GEL shall bear their own costs and expenses in the proposed exchange and transfer described in this Agreement.  NEXIA, DHI and GEL are all related parties that share management and officers and have been represented by counsel retained by and employed by NEXIA.

13.        Notices.  Any notice under this Agreement shall be deemed to have been sufficiently given if sent by registered or certified mail, postage prepaid, addressed as follows:

To GEL:                                                            To NEXIA/DHI:

Green Endeavors, Ltd.                                        Nexia Holdings, Inc.

59 West 100 South, Second Floor                        59 West 100 South, Second Floor

Salt Lake City, Utah  84101                                Salt Lake City, Utah 84101

14.        Miscellaneous.

A.         Further Assurances.  At any time and from time to time, after the effective date, each party will execute such additional instruments and take such additional steps as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

B.         Waiver.  Any failure on the part of any party hereto to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

C.         Brokers.  Neither party has employed any brokers or finders with regard to this Agreement not disclosed herein.

D.         Headings.  The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

E.         Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

F.         Governing Law.  This Agreement was negotiated and is being contracted for in the State of Utah, and shall be governed by the laws of the State of Utah, notwithstanding any conflict-of-law provision to the contrary.  Any suit, action or legal proceeding arising from or related to this Agreement shall be submitted for binding arbitration resolution to the American Arbitration Association, in Salt Lake City, Utah, pursuant to their Rules of Procedure or any other mutually agreed upon arbitrator.  The parties agree to abide by decisions rendered as final and binding, and each party irrevocably and unconditionally consents to the jurisdiction of such arbitrator and waives any objection to the laying of venue in, or the jurisdiction of, said Arbitrator.

G.         Binding Effect.  This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors, and assigns.

H.         Entire Agreement.  The Agreement contains the entire agreement between the parties hereto and supersedes any and all prior agreements, arrangements or understandings between the parties relating to the subject matter hereof.  No oral understandings, statements, promises or inducements contrary to the terms of this Agreement exist.  No representations, warranties covenants, or conditions express or implied, other than as set forth herein, have been made by any party.

I.          Severability.  If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

Green Endeavors, Ltd.                                        Nexia Holdings, Inc.,

A Delaware corporation                                      A Nevada corporation

By:  _/s/ Richard Surber_________                      By: _/s/ Gerald Einhorn______

Name:   Richard Surber                                       Name:  Gerald Einhorn

                                                                        Its:  Secretary

            Diversified Holding I, Inc.

            A Nevada corporation

            By:    /s/ Gerald Einhorn                           .

            Name:  Gerald Einhorn

            Title:    Vice-President                    .